Exhibit 99

FPL Group, Inc.
Corporate Communications Dept.
Media Line: (305) 552-3888
Jan. 27, 2009

FOR IMMEDIATE RELEASE

NOTE TO EDITORS: This news release reflects the earnings report of FPL Group, Inc. Reference to the corporation and its earnings or financial results should be to "FPL Group" and not abbreviated using the name "FPL" as the latter is the name/acronym of the corporation's electric utility subsidiary.

FPL Group reports 2008 fourth quarter and full-year earnings

•	FPL Group reports record earnings for full year 2008, primarily on the strength of an excellent year for NextEra Energy Resources
•	Florida Power & Light Company earnings down for quarter and full year; exercises prudent cost management in difficult Florida economy
•	FPL Group reaffirms 2009 and 2010 adjusted earnings expectations

JUNO BEACH, Fla. – FPL Group, Inc. (NYSE: FPL) today reported 2008 fourth quarter net income on a GAAP basis of $408 million, or $1.01 per share, compared with $224 million, or $0.56 per share, in the fourth quarter of 2007. On an adjusted basis, FPL Group's earnings were $361 million, or $0.90 per share, for the fourth quarter of 2008 compared with $284 million, or $0.72 per share, in the fourth quarter of 2007. Adjusted earnings exclude the mark-to-market effects of non-qualifying hedges and other than temporary impairments (OTTI) on certain investments, both of which relate to NextEra Energy Resources.

For the full year 2008, FPL Group reported net income on a GAAP basis of approximately $1.64 billion, or $4.07 per share, compared with $1.31 billion, or $3.27 per share, in 2007. On an adjusted basis, FPL Group's 2008 earnings were approximately $1.55 billion, or $3.84 per share, for the full year, compared to $1.4 billion, or $3.49 per share, in 2007.

FPL Group's management uses adjusted earnings internally for financial planning, for analysis of performance, for reporting of results to the Board of Directors and as an input in determining whether performance targets are met for performance-based compensation under the company's employee incentive compensation plans. FPL Group also uses earnings expressed in this fashion when communicating its earnings outlook to analysts and investors. FPL Group management believes that adjusted earnings provide a more meaningful representation of FPL Group's fundamental earnings power.

"We're pleased to report that 2008 was our best year ever, which is something we doubt very many companies can say. Our success was driven by record adjusted earnings at NextEra Energy Resources, which we renamed from FPL Energy to better reflect the company's clean energy mission and market focus. At Florida Power & Light, we continued to exercise prudent management in the face of an unprecedented Florida economic downturn. We believe that FPL Group's ability to generate record adjusted earnings in a highly challenging year is a powerful endorsement of our long-term strategy, our commitment to financial discipline, and our dedicated and talented employees," said FPL Group Chairman and CEO Lew Hay.

Florida Power & Light Company
Reflecting the impact of the continuing economic downturn in Florida, fourth quarter 2008 net income for Florida Power & Light Company, FPL Group's utility subsidiary, was $151 million, or $0.38 per share, compared to $173 million, or $0.43 per share, in the prior year quarter. For the full year, net income was $789 million, or $1.96 per share, compared to $836 million, or $2.09 per share, in 2007.

Florida Power & Light's revenues continue to be affected by the economic slowdown. The average number of customer accounts decreased by 8,000, or 0.2 percent, during the fourth quarter of 2008 compared to the prior year's comparable quarter. For the full year, the average number of customer accounts increased by 13,000, or 0.3 percent, compared to the prior year, well below the company's historical average.

Retail sales of electricity decreased 8.4 percent and 2.4 percent for the fourth quarter and full year 2008, respectively, relative to the comparable periods primarily due to unfavorable weather comparisons. Weather-related usage accounted for 6.2 percent and 0.9 percent, respectively, of the retail kilowatt hour sales declines. Despite the lower sales figures, Florida Power & Light delivered strong cost management, reducing full-year operations and maintenance costs by 10 percent relative to original expectations.

During the year, Florida Power & Light made tremendous progress in implementing its long-term generation strategy to provide its customers affordable, reliable energy solutions that are cleaner and more efficient at a reasonable price. Florida Power & Light broke ground at the first of three utility-scale solar generation facilities it is building in Florida. It will recover the cost of the 110 megawatt total investment under a Florida statute enacted to encourage renewable energy projects.

Florida Power & Light also received approval from the Florida Public Service Commission (PSC) to build a third combined cycle generating unit at the utility's West County Energy Center and to modernize its Cape Canaveral and Riviera power plants. These investments will increase the efficiency of Florida Power & Light's generation fleet, reduce emissions, and provide savings to customers through fuel-cost reductions over the life of the projects. Florida Power & Light also moved forward with nuclear "uprates" at its St. Lucie and Turkey Point nuclear power plants; these upgrades will boost capacity by approximately 400 megawatts of emissions-free power.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy subsidiary of FPL Group, reported fourth quarter 2008 net income on a GAAP basis of $265 million, or $0.66 per share, compared to $72 million, or $0.18 per share, in the prior-year quarter. Excluding the mark-to-market effect of non-qualifying hedges and OTTI, adjusted earnings for NextEra Energy Resources were $218 million, or $0.55 per share, in the quarter, compared to $132 million, or $0.34 per share, in 2007.

For the full year 2008, NextEra Energy Resources reported net income on a GAAP basis of $915 million, or $2.27 per share, compared to $540 million, or $1.35 per share, in 2007. Excluding the mark-to-market effect of non-qualifying hedges and OTTI, NextEra Energy Resources' adjusted earnings were $821 million, or $2.04 per share, for the full year 2008, compared with $632 million, or $1.57 per share, for 2007.

NextEra Energy Resources had an excellent quarter and an outstanding year. Annual growth in adjusted earnings per share of 30 percent was driven largely by new assets, primarily wind projects and the Point Beach nuclear power plant, and very strong performance by existing assets, notably those in the New England and Texas regions.

In 2008, NextEra Energy Resources added approximately 1,300 megawatts of wind capacity in North America, more than any other company. NextEra Energy Resources' 2008 wind program included new projects in Iowa, North Dakota and Texas as well as its first-ever acquisition of wind assets in Canada. In all, NextEra Energy Resources now owns approximately 6,375 net megawatts of wind capacity in 16 states and Canada. To date, NextEra Energy Resources has invested approximately $8 billion in its wind business.

Looking forward, NextEra Energy Resources remains well-hedged against commodity price volatility for 2009 and 2010. For 2009, more than 90 percent of expected equivalent gross margin from the existing asset portfolio is protected against commodity price volatility. For 2010, the comparable figure is about 89 percent.

NextEra Energy Resources expects to add approximately 1,100 megawatts of new wind projects to its portfolio in 2009, and believes its goal of adding 7,000 to 9,000 megawatts of wind assets to its portfolio between 2008 and 2012 is still reasonable.

Corporate and Other
Corporate and Other negatively impacted fourth quarter 2008 net income by $8 million, or a loss of $0.03 per share. For the full year, Corporate and Other negatively impacted net income by $65 million, or a loss of $0.16 per share. As in most recent years, the primary driver is interest expense.

Outlook
FPL Group is well positioned for earnings growth in future years and remains comfortable with its previously announced earning expectations for 2009 and 2010. The company expects full-year adjusted earnings per share to be in the range of $4.05 to $4.25 for 2009 and $4.50 to $4.90 for 2010. Please see the accompanying cautionary statement for a full list of the risk factors that may affect future earnings.

As always, FPL Group's adjusted earnings expectations assume normal weather and operating conditions, no further decline in the national or state economy, a reasonable capital markets atmosphere, and exclude the effect of adopting new accounting standards, if any, the mark-to-market effect of non-qualifying hedges, and OTTI, none of which can be determined at this time.

As previously announced, FPL Group's fourth quarter earnings conference call is scheduled for 9 a.m. EST on Tuesday, Jan. 27, 2009. The webcast is available on FPL Group's website by accessing the following link, http://www.FPLGroup.com/investor/contents/investor_index.shtml.  The slides and earnings release accompanying the presentation may be downloaded at www.FPLGroup.com beginning at 7:30 a.m. EST today.   For persons unable to listen to the live webcast, a replay will be available for 90 days by accessing the same link as listed above.

This press release should be read in conjunction with the attached unaudited financial information, including the reconciliation of GAAP to adjusted amounts.

Profile

FPL Group: Energy Solutions for the Next Era
FPL Group (NYSE: FPL) is a leading clean energy company with 2008 revenues of more than $16 billion, approximately 39,000 megawatts of generating capacity, and more than 15,000 employees in 27 states and Canada. Headquartered in Juno Beach, Fla., FPL Group's principal subsidiaries are NextEra Energy Resources, LLC, the largest generator in North America of renewable energy from the wind and sun, and Florida Power & Light Company, which serves 4.5 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the country. Through its subsidiaries, FPL Group collectively operates the third largest U.S. nuclear power generation fleet. For more information about FPL Group companies, visit these Web sites: www.FPLGroup.com, www.NextEraEnergyResources.com, www.FPL.com.

Cautionary Statements And Risk Factors That May Affect Future Results

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Reform Act), FPL Group, Inc. (FPL Group) and Florida Power & Light Company (FPL) are hereby providing cautionary statements identifying important factors that could cause FPL Group's or FPL's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of FPL Group and FPL in this press release, on their respective websites, in response to questions or otherwise.  Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance, climate change strategy or growth strategies (often, but not always, through the use of words or phrases such as will likely result, are expected to, will continue, is anticipated, aim, believe, could, estimated, may, plan, potential, projection, target, outlook, predict, intend) are not statements of historical facts and may be forward-looking.  Forward-looking statements involve estimates, assumptions and uncertainties.  Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could cause FPL Group's or FPL's actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group and FPL.

Any forward-looking statement speaks only as of the date on which such statement is made, and FPL Group and FPL undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which such statement is made.  New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The following are some important factors that could have a significant impact on FPL Group's and FPL's operations and financial results, and could cause FPL Group's and FPL's actual results or outcomes to differ materially from those discussed in the forward-looking statements:

FPL Group and FPL are subject to complex laws and regulations and to changes in laws and regulations as well as changing governmental policies and regulatory actions, including, but not limited to, initiatives regarding deregulation and restructuring of the energy industry and environmental matters, including, but not limited to, matters related to the effects of climate change.  FPL holds franchise agreements with local municipalities and counties, and must renegotiate expiring agreements.  These factors may have a negative impact on the business and results of operations of FPL Group and FPL.

•
FPL Group and FPL are subject to complex laws and regulations, and to changes in laws or regulations, including, but not limited to, the Public Utility Regulatory Policies Act of 1978, as amended, the Public Utility Holding Company Act of 2005, the Federal Power Act, the Atomic Energy Act of 1954, as amended, the Energy Policy Act of 2005 (2005 Energy Act) and certain sections of the Florida statutes relating to public utilities, as well as changing governmental policies and regulatory actions, including, but not limited to, those of the Federal Energy Regulatory Commission, the Florida Public Service Commission (FPSC) and the legislatures and utility commissions of other states in which FPL Group has operations, and the Nuclear Regulatory Commission, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, construction and operation of plant facilities, construction and operation of transmission and distribution facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, and present or prospective wholesale and retail competition (including, but not limited to, retail wheeling and transmission costs).  The FPSC has the authority to disallow recovery by FPL of any and all costs that it considers excessive or imprudently incurred.  The regulatory process generally restricts FPL's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

•
FPL Group and FPL are subject to extensive federal, state and local environmental statutes, rules and regulations, as well as the effect of changes in or additions to applicable statutes, rules and regulations relating to air quality, water quality, climate change, waste management, marine and wildlife mortality, natural resources and health and safety that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or require additional pollution control equipment and otherwise increase costs.  There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

•
FPL Group and FPL operate in a changing market environment influenced by various legislative and regulatory initiatives regarding regulation, deregulation or restructuring of the energy industry, including, but not limited to, deregulation or restructuring of the production and sale of electricity, as well as increased focus on renewable energy sources.  FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

•	FPL Group's and FPL's results of operations could be affected by FPL's ability to renegotiate franchise agreements with municipalities and counties in Florida.

The operation and maintenance of transmission, distribution and power generation facilities, including nuclear facilities, involve significant risks that could adversely affect the results of operations and financial condition of FPL Group and FPL.

•
The operation and maintenance of transmission, distribution and power generation facilities involve many risks, including, but not limited to, start up risks, breakdown or failure of equipment, transmission and distribution lines or pipelines, the inability to properly manage or mitigate known equipment defects throughout FPL Group's and FPL's generation fleets and transmission and distribution systems unless and until such defects are remediated, use of new technology, the dependence on a specific fuel source, including the supply and transportation of fuel, or the impact of unusual or adverse weather conditions (including, but not limited to, natural disasters such as hurricanes and droughts), as well as the risk of performance below expected or contracted levels of output or efficiency.  This could result in lost revenues and/or increased expenses, including, but not limited to, the requirement to purchase power in the market at potentially higher prices to meet contractual obligations.  Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including, but not limited to, the cost of replacement power.  In addition to these risks, FPL Group's and FPL's nuclear units face certain risks that are unique to the nuclear industry including, but not limited to, the ability to store and/or dispose of spent nuclear fuel and the potential payment of significant retrospective insurance premiums, as well as additional regulatory actions up to and including shutdown of the units stemming from public safety concerns, whether at FPL Group's and FPL's plants, or at the plants of other nuclear operators.  Breakdown or failure of an operating facility of NextEra Energy Resources, LLC (NextEra Energy Resources) may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

The construction of, and capital improvements to, power generation facilities, including nuclear facilities, involve substantial risks.  Should construction or capital improvement efforts be unsuccessful, the results of operations and financial condition of FPL Group and FPL could be adversely affected.

•
FPL Group's and FPL's ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities within established budgets is contingent upon many variables, including, but not limited to, transmission interconnection issues and escalating costs for materials, labor and environmental compliance, and subject to substantial risks.  Should any such efforts be unsuccessful, FPL Group and FPL could be subject to additional costs, termination payments under committed contracts, and/or the write-off of their investment in the project or improvement.

The use of derivative contracts by FPL Group and FPL in the normal course of business could result in financial losses that negatively impact the results of operations of FPL Group and FPL.

•
FPL Group and FPL use derivative instruments, such as swaps, options and forwards to manage their commodity and financial market risks.  FPL Group provides full energy and capacity requirements services primarily to distribution utilities and engages in energy trading activities.  FPL Group could recognize financial losses as a result of volatility in the market values of these derivative instruments, or if a counterparty fails to perform.  In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates.  As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these derivative instruments.  In addition, FPL's use of such instruments could be subject to prudence challenges and if found imprudent, cost recovery could be disallowed by the FPSC.

FPL Group's competitive energy business is subject to risks, many of which are beyond the control of FPL Group, including, but not limited to, the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, the price and supply of fuel, transmission constraints, competition from other generators, including those utilizing new sources of generation, excess generation capacity and demand for power, that may reduce the revenues and adversely impact the results of operations and financial condition of FPL Group.

•
There are various risks associated with FPL Group's competitive energy business.  In addition to risks discussed elsewhere, risk factors specifically affecting NextEra Energy Resources' success in competitive wholesale markets include, but are not limited to, the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, maintenance of the qualifying facility status of certain projects, the price and supply of fuel (including transportation), transmission constraints, competition from new sources of generation, excess generation capacity and shifting demand for power.  There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of NextEra Energy Resources.  NextEra Energy Resources' inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair FPL Group's future financial results.  In keeping with industry trends, a portion of NextEra Energy Resources' power generation facilities operate wholly or partially without long-term power purchase agreements.  As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group's financial results.  In addition, NextEra Energy Resources' business depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable, NextEra Energy Resources' ability to sell and deliver its wholesale power may be limited.

FPL Group's ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including, but not limited to, the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

•
FPL Group is likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry, in general, as well as the passage of the 2005 Energy Act.  In addition, FPL Group may be unable to identify attractive acquisition opportunities at favorable prices and to complete and integrate them successfully and in a timely manner.

Adverse capital and credit market conditions may adversely affect FPL Group's and FPL's ability to meet liquidity needs, access capital and operate and grow their businesses, and the cost of capital.  Disruptions, uncertainty or volatility in the financial markets can also adversely impact the results of operations and financial condition of FPL Group and FPL, as well as exert downward pressure on stock prices.

•
Having access to the credit and capital markets, at a reasonable cost, is necessary for FPL Group and FPL to fund their operations, including their capital requirements. Those markets provide FPL Group and FPL with the liquidity to operate and grow their businesses that is not otherwise provided from operating cash flows.  Disruptions, uncertainty or volatility in those markets can also increase FPL Group's and FPL's cost of capital.  If FPL Group and FPL are unable to access the credit and capital markets on terms that are reasonable, they may have to delay raising capital, issue shorter-term securities and/or bear an unfavorable cost of capital, which, in turn, could impact their ability to grow their businesses, decrease earnings, significantly reduce financial flexibility and/or limit FPL Group's ability to sustain its current common stock dividend level.

•
The market price and trading volume of FPL Group's common stock could be subject to significant fluctuations due to, among other things, general stock market conditions and changes in market sentiment regarding FPL Group and its subsidiaries' operations, business, growth prospects and financing strategies.

FPL Group's, FPL Group Capital Inc's (FPL Group Capital) and FPL's inability to maintain their current credit ratings may adversely affect FPL Group's and FPL's liquidity, limit the ability of FPL Group and FPL to grow their businesses, and would likely increase interest costs.

•
FPL Group and FPL rely on access to capital markets as significant sources of liquidity for capital requirements not satisfied by operating cash flows.  The inability of FPL Group, FPL Group Capital and FPL to maintain their current credit ratings could affect their ability to raise capital on favorable terms, which, in turn, could impact FPL Group's and FPL's ability to grow their businesses and would likely increase their interest costs.

FPL Group and FPL are subject to credit and performance risk from third parties under supply and service contracts.

•
FPL Group and FPL rely on contracts with vendors for the supply of equipment, materials, fuel and other goods and services required for the construction and operation of their facilities, as well as for business operations.  If vendors fail to fulfill their contractual obligations, FPL Group and FPL may need to make arrangements with other suppliers, which could result in higher costs, untimely completion of power generation facilities and other projects, and/or a disruption to their operations.

Customer growth and customer usage in FPL's service area affect FPL Group's and FPL's results of operations.

•
FPL Group's and FPL's results of operations are affected by the growth in customer accounts in FPL's service area and customer usage.  Customer growth can be affected by population growth.  Customer growth and customer usage can be affected by economic factors in Florida, including, but not limited to, job and income growth, housing starts and new home prices.  Customer growth and customer usage directly influence the demand for electricity and the need for additional power generation and power delivery facilities at FPL.

Weather affects FPL Group's and FPL's results of operations, as can the impact of severe weather.  Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities.

•
FPL Group's and FPL's results of operations are affected by changes in the weather.  Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities, including, but not limited to, wind, solar and hydro-powered facilities.  FPL Group's and FPL's results of operations can be affected by the impact of severe weather which can be destructive, causing outages and/or property damage, may affect fuel supply, and could require additional costs to be incurred.  At FPL, recovery of these costs is subject to FPSC approval.

FPL Group and FPL are subject to costs and other potentially adverse effects of legal and regulatory proceedings, as well as regulatory compliance and changes in or additions to applicable tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

•
FPL Group and FPL are subject to costs and other effects of legal and regulatory proceedings, settlements, investigations and claims, as well as regulatory compliance and the effect of new, or changes in, tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

Threats of terrorism and catastrophic events that could result from terrorism, cyber attacks, or individuals and/or groups attempting to disrupt FPL Group's and FPL's business may impact the operations of FPL Group and FPL in unpredictable ways.

•
FPL Group and FPL are subject to direct and indirect effects of terrorist threats and activities, as well as cyber attacks and disruptive activities of individuals and/or groups.  Infrastructure facilities and systems, including, but not limited to, generation, transmission and distribution facilities, physical assets and information systems, in general, have been identified as potential targets.  The effects of these threats and activities include, but are not limited to, the inability to generate, purchase or transmit power, the delay in development and construction of new generating facilities, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the U.S., and the increased cost and adequacy of security and insurance.

The ability of FPL Group and FPL to obtain insurance and the terms of any available insurance coverage could be adversely affected by international, national, state or local events and company-specific events.

•
FPL Group's and FPL's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be adversely affected by international, national, state or local events as well as company-specific events.

FPL Group and FPL are subject to employee workforce factors that could adversely affect the businesses and financial condition of FPL Group and FPL.

•
FPL Group and FPL are subject to employee workforce factors, including, but not limited to, loss or retirement of key executives, availability of qualified personnel, inflationary pressures on payroll and benefits costs, collective bargaining agreements with union employees and work stoppage that could adversely affect the businesses and financial condition of FPL Group and FPL.

The risks described herein are not the only risks facing FPL Group and FPL.  Additional risks and uncertainties not currently known to FPL Group or FPL, or that are currently deemed to be immaterial, also may materially adversely affect FPL Group's or FPL's business, financial condition and/or future operating results.

FPL Group, Inc.
Preliminary Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Three Months Ended December 31, 2008	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.
Operating Revenues	$2,820	$1,138	$45	$4,003

Operating Expenses
Fuel, purchased power and interchange	1,702	273	19	1,994
Other operations and maintenance	324	254	23	601
Storm cost amortization	18	-	-	18
Depreciation and amortization	201	148	4	353
Taxes other than income taxes	255	28	2	285
Total operating expenses	2,500	703	48	3,251

Operating Income (Loss)	320	435	(3)	752

Other Income (Deductions)
Interest expense	(81)	(83)	(52)	(216)
Equity in earnings of equity method investees	-	7	-	7
Allowance for equity funds used during construction	13	-	-	13
Interest income	1	(1)	22	22
Other than temporary impairment losses on securities held in nuclear decommissioning funds	-	(87)	-	(87)
Other – net	(2)	24	3	25
Total other income (deductions) – net	(69)	(140)	(27)	(236)

Income (Loss) Before Income Taxes	251	295	(30)	516
Income Tax Expense (Benefit)	100	30	(22)	108
Net Income (Loss)	$151	$265	$(8)	$408

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income (Loss)	$151	$265	$(8)	$408
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	(94)	-	(94)
Other than temporary impairment losses - net	-	47	-	47
Adjusted Earnings (Loss)	$151	$218	$(8)	$361

Earnings (Loss) Per Share (assuming dilution)	$0.38	$0.66	$(0.03)	$1.01
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	(0.23)	-	(0.23)
Other than temporary impairment losses - net	-	0.12	-	0.12
Adjusted Earnings (Loss) Per Share	$0.38	$0.55	$(0.03)	$0.90

Weighted-average shares outstanding (assuming dilution)				403

NextEra Energy Resources' interest expense is based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction.  For these purposes, the deferred credit associated with differential membership interests sold by an NextEra Energy Resources subsidiary in December 2007 is included with debt.  Residual non-utility interest expense is included in Corporate & Other.  Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Three Months Ended December 31, 2007	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.
Operating Revenues	$2,824	$816	$43	$3,683

Operating Expenses
Fuel, purchased power and interchange	1,645	306	20	1,971
Other operations and maintenance	380	255	20	655
Impairment charges	-	-	4	4
Storm cost amortization	13	-	-	13
Depreciation and amortization	197	147	4	348
Taxes other than income taxes	247	24	-	271
Total operating expenses	2,482	732	48	3,262

Operating Income (Loss)	342	84	(5)	421

Other Income (Deductions)
Interest expense	(80)	(91)	(39)	(210)
Equity in earnings of equity method investees	-	1	-	1
Allowance for equity funds used during construction	5	-	-	5
Interest income	3	13	11	27
Other than temporary impairment losses on securities held in nuclear decommissioning funds	-	(4)	-	(4)
Other – net	(3)	(4)	(1)	(8)
Total other income (deductions) – net	(75)	(85)	(29)	(189)

Income (Loss) Before Income Taxes	267	(1)	(34)	232
Income Tax Expense (Benefit)	94	(73)	(13)	8
Net Income (Loss)	$173	$72	$(21)	$224

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income (Loss)	$173	$72	$(21)	$224
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	58	-	58
Other than temporary impairment losses - net	-	2	-	2
Adjusted Earnings (Loss)	$173	$132	$(21)	$284

Earnings (Loss) Per Share (assuming dilution)	$0.43	$0.18	$(0.05)	$0.56
Adjustments:

Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	0.15	-	0.15
Other than temporary impairment losses - net	-	0.01	-	0.01
Adjusted Earnings (Loss) Per Share	$0.43	$0.34	$(0.05)	$0.72

Weighted-average shares outstanding (assuming dilution)				402

NextEra Energy Resources' interest expense is based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction.  For these purposes, the deferred credit associated with differential membership interests sold by an NextEra Energy Resources subsidiary in December 2007 is included with debt.  Residual non-utility interest expense is included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Twelve Months Ended December 31, 2008	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.

Operating Revenues	$11,649	$4,570	$191	$16,410

Operating Expenses
Fuel, purchased power and interchange	6,749	1,569	94	8,412
Other operations and maintenance	1,438	1,013	76	2,527
Storm cost amortization	64	-	-	64
Depreciation and amortization	796	565	17	1,378
Taxes other than income taxes	1,073	128	3	1,204
Total operating expenses	10,120	3,275	190	13,585

Operating Income (Loss)	1,529	1,295	1	2,825

Other Income (Deductions)
Interest expense	(334)	(311)	(168)	(813)
Equity in earnings of equity method investees	-	93	-	93
Allowance for equity funds used during construction	35	-	-	35
Interest income	11	27	33	71
Other than temporary impairment losses on securities held in nuclear decommissioning funds	-	(147)	-	(147)
Other – net	(9)	38	(4)	25
Total other income (deductions) – net	(297)	(300)	(139)	(736)

Income (Loss) Before Income Taxes	1,232	995	(138)	2,089
Income Tax Expense (Benefit)	443	80	(73)	450
Net Income (Loss)	$789	$915	$(65)	$1,639

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income (Loss)	$789	$915	$(65)	$1,639
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	(170)	-	(170)
Other than temporary impairment losses - net	-	76	-	76
Adjusted Earnings (Loss)	$789	$821	$(65)	$1,545

Earnings (Loss) Per Share (assuming dilution)	$1.96	$2.27	$(0.16)	$4.07
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	(0.42)	-	(0.42)
Other than temporary impairment losses - net	-	0.19	-	0.19
Adjusted Earnings (Loss) Per Share	$1.96	$2.04	$(0.16)	$3.84
Weighted-average shares outstanding (assuming dilution)				403

NextEra Energy Resources' interest expense is based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction.  For these purposes, the deferred credit associated with differential membership interests sold by an NextEra Energy Resources subsidiary in December 2007 is included with debt.  Residual non-utility interest expense is included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Twelve Months Ended December 31, 2007	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.

Operating Revenues	$11,622	$3,474	$167	$15,263

Operating Expenses
Fuel, purchased power and interchange	6,726	1,390	76	8,192
Other operations and maintenance	1,454	792	68	2,314
Impairment charges	-	-	4	4
Storm cost amortization	74	-	-	74
Depreciation and amortization	773	473	15	1,261
Taxes other than income taxes	1,032	98	5	1,135
Total operating expenses	10,059	2,753	168	12,980

Operating Income (Loss)	1,563	721	(1)	2,283

Other Income (Deductions)
Interest expense	(304)	(312)	(146)	(762)
Equity in earnings of equity method investees	-	68	-	68
Gains (losses) on disposal of assets	-	-	-	-
Allowance for equity funds used during construction	23	-	-	23
Interest income	17	40	32	89
Other than temporary impairment losses on securities held in nuclear decommissioning funds	-	(10)	-	(10)
Other – net	(12)	(2)	3	(11)
Total other income (deductions) – net	(276)	(216)	(111)	(603)

Income (Loss) Before Income Taxes	1,287	505	(112)	1,680
Income Tax Expense (Benefit)	451	(35)	(48)	368
Net Income (Loss)	$836	$540	$(64)	$1,312

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income (Loss)	$836	$540	$(64)	$1,312
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	86	-	86
Other than temporary impairment losses - net	-	6	-	6
Adjusted Earnings (Loss)	$836	$632	$(64)	$1,404

Earnings (Loss) Per Share (assuming dilution)	$2.09	$1.35	$(0.17)	$3.27
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	0.21	-	0.21
Other than temporary impairment losses - net	-	0.01	-	0.01
Adjusted Earnings (Loss) Per Share	$2.09	$1.57	$(0.17)	$3.49
Weighted-average shares outstanding (assuming dilution)				401

NextEra Energy Resources' interest expense is based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction.  For these purposes, the deferred credit associated with differential membership interests sold by an NextEra Energy Resources subsidiary in December 2007 is included with debt.  Residual non-utility interest expense is included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Balance Sheets
(millions)
(unaudited)

December 31, 2008	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.
Property, Plant and Equipment
Electric utility plant in service and other property	$26,497	$14,874	$267	$41,638
Nuclear fuel	613	646	1	1,260
Construction work in progress	1,862	748	20	2,630
Less accumulated depreciation and amortization	(10,189)	(2,771)	(157)	(13,117)
Total property, plant and equipment – net	18,783	13,497	131	32,411

Current Assets
Cash and cash equivalents	120	145	270	535
Customer receivables, net of allowances	796	630	17	1,443
Other receivables, net of allowances	143	183	(83)	243
Materials, supplies and fossil fuel inventory – at avg. cost	563	401	4	968
Regulatory assets:
Deferred clause and franchise expenses	248	-	-	248
Securitized storm-recovery costs	64	-	-	64
Derivatives	1,109	-	-	1,109
Pension	-	-	26	26
Other	-	-	3	3
Derivatives	4	432	(3)	433
Other	125	156	24	305
Total current assets	3,172	1,947	258	5,377

Other Assets
Special use funds	2,158	789	-	2,947
Prepaid benefit costs	968	-	(71)	897
Other investments	6	245	672	923
Regulatory assets:
Securitized storm-recovery costs	697	-	-	697
Deferred clause expenses	79	-	-	79
Pension	-	-	107	107
Unamortized loss on reacquired debt	32	-	-	32
Other	133	-	5	138
Other	147	679	360	1,186
Total other assets	4,220	1,713	1,073	7,006

Total Assets	$26,175	$17,157	$1,462	$44,794

Capitalization
Common stock	$1,373	$-	$(1,369)	$4
Additional paid-in capital	4,393	5,984	(5,572)	4,805
Retained earnings	2,323	2,707	1,855	6,885
Accumulated other comprehensive income (loss)	-	13	(29)	(16)
Total common shareholders' equity	8,089	8,704	(5,115)	11,678
Long-term debt	5,311	3,893	4,629	13,833
Total capitalization	13,400	12,597	(486)	25,511

Current Liabilities
Commercial paper	773	-	1,062	1,835
Notes payable	-	-	30	30
Current maturities of long-term debt	263	289	836	1,388
Accounts payable	645	416	1	1,062
Customer deposits	570	5	-	575
Accrued interest and taxes	449	99	(174)	374
Regulatory liabilities:
Deferred clause and franchise revenues	11	-	-	11
Pension	-	-	-	-
Derivatives	1,114	187	(1)	1,300
Other	598	513	5	1,116
Total current liabilities	4,423	1,509	1,759	7,691

Other Liabilities and Deferred Credits
Asset retirement obligations	1,743	539	1	2,283
Accumulated deferred income taxes	3,105	1,106	(6)	4,205
Regulatory liabilities:
Accrued asset removal costs	2,142	-	-	2,142
Asset retirement obligation regulatory expense difference	520	-	-	520
Pension	-	-	-	-
Other	218	-	-	218
Derivatives	1	214	3	218
Other	623	1,192	191	2,006
Total other liabilities and deferred credits	8,352	3,051	189	11,592

Commitments and Contingencies

Total Capitalization and Liabilities	$26,175	$17,157	$1,462	$44,794

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Balance Sheets
(millions)
(unaudited)

December 31, 2007	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.

Property, Plant and Equipment
Electric utility plant in service and other property	$25,585	$12,398	$248	$38,231
Nuclear fuel	565	531	-	1,096
Construction work in progress	1,101	605	7	1,713
Less accumulated depreciation and amortization	(10,081)	(2,167)	(140)	(12,388)
Total property, plant and equipment – net	17,170	11,367	115	28,652

Current Assets
Cash and cash equivalents	63	157	70	290
Customer receivables, net of allowances	807	673	16	1,496
Other receivables, net of allowances	178	99	(52)	225
Materials, supplies and fossil fuel inventory – at avg. cost	583	268	6	857
Regulatory assets:
Deferred clause and franchise expenses	103	-	-	103
Securitized storm-recovery costs	59	-	-	59
Derivatives	117	-	-	117
Pension	-	-	-	-
Other	-	-	2	2
Derivatives	83	99	-	182
Other	260	150	38	448
Total current assets	2,253	1,446	80	3,779

Other Assets
Special use funds	2,499	982	1	3,482
Prepaid benefit costs	907	-	1,004	1,911
Other investments	7	227	157	391
Regulatory assets:
Securitized storm-recovery costs	756	-	-	756
Deferred clause expenses	121	-	-	121
Pension	-	-	-	-
Unamortized loss on reacquired debt	36	-	-	36
Derivatives	5	-	-	5
Other	67	-	23	90
Other	223	483	194	900
Total other assets	4,621	1,692	1,379	7,692

Total Assets	$24,044	$14,505	$1,574	$40,123

Capitalization
Common stock	$1,373	$-	$(1,369)	$4
Additional paid-in capital	4,318	5,139	(4,787)	4,670
Retained earnings	1,584	1,792	2,569	5,945
Accumulated other comprehensive income (loss)	-	(28)	144	116
Total common shareholders' equity	7,275	6,903	(3,443)	10,735
Long-term debt	4,976	2,873	3,431	11,280
Total capitalization	12,251	9,776	(12)	22,015

Current Liabilities
Commercial paper	842	-	175	1,017
Notes payable	-	-	-	-
Current maturities of long-term debt	241	654	506	1,401
Accounts payable	706	493	5	1,204
Customer deposits	531	7	1	539
Accrued interest and taxes	225	128	(2)	351
Regulatory liabilities:
Deferred clause and franchise revenues	18	-	-	18
Pension	-	-	24	24
Derivatives	182	107	-	289
Other	531	380	4	915
Total current liabilities	3,276	1,769	713	5,758

Other Liabilities and Deferred Credits
Asset retirement obligations	1,653	504	-	2,157
Accumulated deferred income taxes	2,716	935	170	3,821
Regulatory liabilities:
Accrued asset removal costs	2,098	-	-	2,098
Asset retirement obligation regulatory expense difference	921	-	-	921
Pension	-	-	696	696
Other	235	-	1	236
Derivatives	5	346	-	351
Other	889	1,175	6	2,070
Total other liabilities and deferred credits	8,517	2,960	873	12,350

Commitments and Contingencies

Total Capitalization and Liabilities	$24,044	$14,505	$1,574	$40,123

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Twelve Months Ended December 31, 2008	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.
Cash Flows From Operating Activities
Net income (loss)	$789	$915	$(65)	$1,639
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	796	565	17	1,378
Nuclear fuel amortization	106	95	-	201
Recoverable storm-related costs of FPL	17	-	-	17
Storm cost amortization	64	-	-	64
Unrealized (gains) losses on marked to market energy contracts	-	(337)	-	(337)
Deferred income taxes	307	200	62	569
Cost recovery clauses and franchise fees	(111)	-	-	(111)
Change in prepaid option premiums and derivative settlements	3	(15)	-	(12)
Equity in earnings of equity method investees	-	(93)	-	(93)
Distributions of earnings from equity method investees	-	124	-	124
Changes in operating assets and liabilities:
Customer receivables	11	44	(6)	49
Other receivables	(11)	11	(26)	(26)
Materials, supplies and fossil fuel inventory	20	(127)	1	(106)
Other current assets	(19)	(11)	(1)	(31)
Other assets	(96)	(10)	(42)	(148)
Accounts payable	(71)	(44)	(5)	(120)
Customer deposits	39	(2)	-	37
Margin cash collateral	26	23	-	49
Income taxes	175	(164)	(7)	4
Interest and other taxes	9	17	4	30
Other current liabilities	138	60	(9)	189
Other liabilities	(19)	(41)	(1)	(61)
Other – net	7	131	(40)	98
Net cash provided by (used in) operating activities	2,180	1,341	(118)	3,403

Cash Flows From Investing Activities
Capital expenditures of FPL	(2,234)	-	-	(2,234)
Independent power investments	-	(2,715)	-	(2,715)
Nuclear fuel purchases	(133)	(114)	-	(247)
Other capital expenditures	-	-	(40)	(40)
Sale of independent power investments	-	25	-	25
Proceeds from sale of securities in special use funds	1,454	782	(1)	2,235
Purchases of securities in special use funds	(1,512)	(803)	-	(2,315)
Proceeds from sale of other securities	-	-	28	28
Purchases of other securities	-	(35)	(49)	(84)
Funding of secured loan	-	-	(500)	(500)
Other – net	(2)	39	2	39
Net cash provided by (used in) investing activities	(2,427)	(2,821)	(560)	(5,808)

Cash Flows From Financing Activities
Issuances of long-term debt	589	1,234	2,004	3,827
Retirements of long-term debt	(241)	(612)	(505)	(1,358)
Net change in short-term debt	(69)	-	917	848
Issuances of common stock	-	-	41	41
Dividends on common stock	-	-	(714)	(714)
Dividends & capital distributions from (to) FPL Group – net	25	845	(870)	-
Change in funds held for storm-recovery bond payments	-	-	-	-
Other – net	-	1	5	6

Net cash provided by (used in) financing activities	304	1,468	878	2,650

Net increase (decrease) in cash and cash equivalents	57	(12)	200	245
Cash and cash equivalents at beginning of period	63	157	70	290

Cash and cash equivalents at end of period	$120	$145	$270	$535

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Twelve Months Ended December 31, 2007	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.

Cash Flows From Operating Activities
Net income (loss)	$836	$540	$(64)	$1,312
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	773	473	15	1,261
Nuclear fuel amortization	83	61	-	144
Impairment and restructuring charges	-	-	4	4
Recoverable storm-related costs of FPL	(3)	-	-	(3)
Storm cost amortization	74	-	-	74
Unrealized (gains) losses on marked to market energy contracts	-	134	-	134
Deferred income taxes	346	23	33	402
Cost recovery clauses and franchise fees	(75)	-	-	(75)
Change in prepaid option premiums and derivative settlements	142	17	-	159
Equity in earnings of equity method investees	-	(68)	-	(68)
Distribution of earnings from equity method investees	-	175	-	175
Changes in operating assets and liabilities:
Customer receivables	65	(284)	3	(216)
Other receivables	(32)	(10)	28	(14)
Materials, supplies and fossil fuel inventory	(25)	10	1	(14)
Other current assets	(12)	(3)	1	(14)
Other assets	(50)	3	(53)	(100)
Accounts payable	(80)	141	2	63
Customer deposits	31	(2)	-	29
Margin cash collateral	75	10	1	86
Income taxes	(138)	208	(145)	(75)
Interest and other taxes	26	24	(1)	49
Other current liabilities	41	75	(3)	113
Other liabilities	(2)	(83)	33	(52)
Other – net	88	72	59	219
Net cash provided by (used in) operating activities	2,163	1,516	(86)	3,593

Cash Flows From Investing Activities
Capital expenditures of FPL	(1,826)	-	-	(1,826)
Independent power investments	-	(2,852)	-	(2,852)
Nuclear fuel purchases	(181)	(129)	-	(310)
Other capital expenditures	-	-	(31)	(31)
Sale of independent power investments	-	700	-	700
Loan repayments and capital distributions from equity method investees	-	11	-	11
Proceeds from sale of securities in special use funds	1,978	233	-	2,211
Purchases of securities in special use funds	(2,186)	(254)	-	(2,440)
Proceeds from sale of other securities	-	-	138	138
Purchases of other securities	-	-	(156)	(156)
Other – net	1	(39)	15	(23)
Net cash provided by (used in) investing activities	(2,214)	(2,330)	(34)	(4,578)

Cash Flows From Financing Activities
Issuances of long-term debt	1,230	938	1,031	3,199
Retirements of long-term debt	(250)	(541)	(1,075)	(1,866)
Net change in short-term debt	212	-	(292)	(80)
Issuances of common stock	-	-	46	46
Dividends on common stock	-	-	(654)	(654)
Dividends & capital distributions from (to) FPL Group – net	(1,100)	443	657	-
Change in funds held for storm-recovery bond payments	(42)	-	-	(42)
Other – net	-	39	13	52
Net cash provided by (used in) financing activities	50	879	(274)	655

Net increase (decrease) in cash and cash equivalents	(1)	65	(394)	(330)
Cash and cash equivalents at beginning of period	64	92	464	620

Cash and cash equivalents at end of period	$63	$157	$70	$290

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Earnings Per Share Contributions
(assuming dilution)
(unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
FPL Group – 2007 Earnings Per Share	$0.38	1.01	$1.33	$0.56	$3.27

Florida Power & Light – 2007 Earnings Per Share	0.32	0.53	0.81	0.43	2.09
Customer growth	0.01	0.01	-	-	0.01
Usage due to weather	-	0.06	(0.03)	(0.09)	(0.06)
Underlying usage growth and price mix	-	(0.02)	(0.05)	(0.01)	(0.09)
Base rate adjustment for Turkey Point Unit No. 5	0.04	-	-	-	0.04
O&M expense	(0.06)	(0.01)	0.02	0.06	-
Depreciation expense	(0.01)	(0.01)	(0.01)	(0.01)	(0.03)
AFUDC	(0.01)	0.01	0.02	0.02	0.04
Interest expense (gross)	(0.01)	(0.01)	(0.01)	(0.01)	(0.04)
Share dilution	-	-	-	-	(0.01)
Other	(0.01)	(0.02)	0.03	(0.01)	0.01
Florida Power & Light – 2008 Earnings Per Share	0.27	0.54	0.78	0.38	1.96

NextEra Energy Resources – 2007 Earnings Per Share	0.11	0.51	0.55	0.18	1.35
New investments	0.08	0.11	0.14	0.07	0.39
Existing assets	0.03	-	(0.04)	0.12	0.12
Asset optimization and trading	0.03	(0.04)	0.03	(0.01)	0.01
Non-qualifying hedges impact	0.19	(0.54)	0.61	0.38	0.63
Change in other than temporary impairment losses - net	(0.01)	(0.02)	(0.04)	(0.11)	(0.18)
Share dilution	-	-	-	-	(0.01)
Other, including interest expense	(0.02)	(0.01)	(0.05)	0.03	(0.04)
NextEra Energy Resources – 2008 Earnings Per Share	0.41	0.01	1.20	0.66	2.27

Corporate and Other – 2007 Earnings Per Share	(0.05)	(0.03)	(0.03)	(0.05)	(0.17)
FPL FiberNet	-	-	-	0.01	0.01
Share dilution	-	(0.01)	(0.01)	-	-
Other, including interest expense	(0.01)	0.01	(0.02)	0.01	-
Corporate and Other – 2008 Earnings Per Share	(0.06)	(0.03)	(0.06)	(0.03)	(0.16)

FPL Group – 2008 Earnings Per Share	$0.62	0.52	$1.92	$1.01	$4.07

The sum of the quarterly amounts may not equal the total for the year due to rounding.

FPL Group, Inc.
Preliminary Schedule of Total Debt and Equity
(millions)
(unaudited)

December 31, 2008	Per Books	Adjusted [1]
Long-term debt, including current maturities, and commercial paper
Junior Subordinated Debentures[2]	$2,009	$850
Project debt:
Natural gas-fired assets	813
Wind assets	2,499
Hydro assets	700
Storm Securitization Debt	611
Debt with partial corporate support:
Natural gas-fired assets	-
Other long-term debt, including current maturities, commercial paper, and notes payable[3]	10,454	10,454
Total debt	17,086	11,304
Junior Subordinated Debentures[2]		1,159
Common shareholders' equity	11,678	11,678
Total capitalization, including debt due within one year	$28,764	$24,141

Debt ratio	59%	47%

December 31, 2007	Per Books	Adjusted [1]
Long-term debt, including current maturities, and commercial paper
Junior Subordinated Debentures[2]	$2,009	$850
Project debt:
Natural gas-fired assets	320
Wind assets	1,903
Hydro assets	700
Storm Securitization Debt	652
Debt with partial corporate support:
Natural gas-fired assets	335
Other long-term debt, including current maturities, and commercial paper[3]	7,779	7,779
Total debt	13,698	8,629
Junior Subordinated Debentures[2]		1,159
Common shareholders' equity	10,735	10,735
Total capitalization, including debt due within one year	$24,433	$20,523

Debt ratio	56%	42%

1 Ratios exclude impact of imputed debt for purchase power obligations
2 Adjusted to reflect preferred stock characteristics of these securities (preferred trust securities and junior subordinated debentures)
3 Includes premium and discount on all debt issuances

FPL Group, Inc.
Preliminary Long-Term Debt and Commercial Paper
December 31, 2008
(millions)
(unaudited)

Type of Debt	Interest Rate (%)	Maturity Date	Total Debt	Current Portion	Long-Term Portion
Long-Term:
Florida Power & Light
First Mortgage Bonds:
First Mortgage Bonds	5.875	04/01/09	225	225	-
First Mortgage Bonds	4.850	02/01/13	400	-	400
First Mortgage Bonds	5.850	02/01/33	200	-	200
First Mortgage Bonds	5.950	10/01/33	300	-	300
First Mortgage Bonds	5.625	04/01/34	500	-	500
First Mortgage Bonds	5.650	02/01/35	240	-	240
First Mortgage Bonds	4.950	06/01/35	300	-	300
First Mortgage Bonds	5.400	09/01/35	300	-	300
First Mortgage Bonds	6.200	06/01/36	300	-	300
First Mortgage Bonds	5.650	02/01/37	400	-	400
First Mortgage Bonds	5.850	05/01/37	300	-	300
First Mortgage Bonds	5.550	11/01/17	300	-	300
First Mortgage Bonds	5.950	02/01/38	600	-	600
Total First Mortgage Bonds			4,365	225	4,140
Revenue Refunding Bonds:
Miami-Dade Solid Waste Disposal	VAR	02/01/23	15	-	15
St. Lucie Solid Waste Disposal	VAR	05/01/24	79	-	79
Total Revenue Refunding Bonds			94	-	94
Pollution Control Bonds:
Dade	VAR	04/01/20	9	-	9
Martin	VAR	07/15/22	96	-	96
Jacksonville	VAR	09/01/24	46	-	46
Manatee	VAR	09/01/24	16	-	16
Putnam	VAR	09/01/24	4	-	4
Jacksonville	VAR	05/01/27	28	-	28
St. Lucie	VAR	09/01/28	242	-	242
Jacksonville	VAR	05/01/29	52	-	52
Total Pollution Control Bonds			493	-	493
Industrial Bonds - Dade	VAR	06/01/21	46	-	46
Storm Securitization Bonds:
Storm Securitization Bonds	5.050	02/01/11	83	38	45
Storm Securitization Bonds	5.040	08/01/13	140	-	140
Storm Securitization Bonds	5.130	08/01/15	100	-	100
Storm Securitization Bonds	5.260	08/01/19	288	-	288
Total Storm Securitization Bonds			611	38	573
Unamortized discount			(35)	-	(35)
TOTAL FLORIDA POWER & LIGHT			5,574	263	5,311
FPL Group Capital
Debentures:
Debentures	7.380	06/01/09	225	225	-
Debentures	7.380	06/01/09	400	400	-
Debentures	5.630	09/01/11	600	-	600
Debentures	7.880	12/15/15	450	-	450
Debentures	7.880	12/15/15	50	-	50
Debentures	5.350	06/01/13	250	-	250
Debentures (Junior Subordinated)	5.880	03/15/44	309	-	309
Debentures (Junior Subordinated)	6.600	10/01/66	350	-	350
Debentures (Junior Subordinated)	6.350	10/01/66	350	-	350
Debentures (Junior Subordinated)	6.650	06/15/67	400	-	400
Debentures (Junior Subordinated)	7.300	09/01/67	250	-	250
Debentures (Junior Subordinated)	7.450	09/01/67	350	-	350
Floating Debenture	VAR	06/01/11	250	-	250
Total Debentures			4,234	625	3,609
Term Loans:
Term Loans	VAR	06/10/10	200	110	90
Term Loans	VAR	03/25/11	100	-	100
Term Loans	VAR	03/27/11	100	-	100
Term Loans	VAR	10/31/09	100	100	-
Term Loans	VAR	03/25/11	200	-	200
Term Loans	VAR	09/16/11	200	-	200
Term Loans	VAR	09/17/11	120	-	120
Term Loans	VAR	12/19/11	138	-	138
Term Loans	VAR	12/19/11	50	-	50
Total Term Loans			1,208	210	998
Fair value swaps			21	-	21
Unamortized discount			1	-	1
NextEra Energy Resources
Senior Secured Bonds:
Senior Secured Bonds	6.876	06/27/17	77	11	66
Senior Secured Bonds	6.125	03/25/19	75	8	67
Senior Secured Bonds	6.639	06/20/23	258	31	227
Senior Secured Bonds	5.608	03/10/24	295	23	272
Senior Secured Bonds	7.520	06/30/19	197	15	182
Total Senior Secured Bonds			902	88	814
Senior Secured Notes:
Senior Secured Notes	7.260	07/20/15	125	-	125
Senior Secured Notes	6.310	07/10/17	290	-	290
Senior Secured Notes	6.610	07/10/27	35	-	35
Senior Secured Notes	6.960	07/10/37	250	-	250
Senior Secured Notes	7.110	06/28/20	91	5	86
Senior Secured Notes	6.665	01/10/31	166	11	155
Senior Secured Notes	7.590	07/10/18	525	-	525
Senior Secured Notes	8.450	11/30/12	40	10	30
Limited-recourse Senior Secured Notes	7.510	07/20/21	18	1	17
Total Senior Secured Bonds			1,540	27	1,513
Credit Facility	VAR	06/23/11	128	-	128
Other Debt:
Other Debt	VAR	12/31/17	81	12	69
Other Debt	8.010	12/31/18	2	-	2
Other Debt	Part fixed & VAR	11/30/19	218	23	195
Other Debt	6.800	01/31/22	530	59	471
Other Debt	VAR	12/31/12	205	44	161
Other Debt	VAR	12/30/16	373	25	348
Other Debt	7.500	12/19/13	202	11	191
Total Other Debt			1,611	174	1,437
Unamortized discount			1	-	1
Total NextEra Energy Resources			4,182	289	3,893
Commercial Paper and Notes Payable:
FPL			773	773	-
Capital			1,092	1,092	-
TOTAL FPL GROUP CAPITAL			10,738	2,216	8,522
TOTAL FPL GROUP, INC.			$17,085	$ 3,252	$ 13,833

May not agree to financial statements due to rounding.

Florida Power & Light Company
Statistics
(unaudited)

	Quarter		Year to Date
Periods Ended December 31	2008	2007	2008	2007
Energy sales (million kwh)
Residential	12,181	13,387	53,229	55,138
Commercial	11,128	11,686	45,561	45,921
Industrial	853	917	3,587	3,774
Public authorities	137	142	541	581
Increase (decrease) in unbilled sales	(1,480)	(1,217)	(169)	(140)
Total retail	22,819	24,915	102,749	105,275
Electric utilities	209	277	991	1,455
Interchange power sales	438	373	1,666	1,906
Total	23,466	25,565	105,406	108,636

Average price (cents/kwh) [1]
Residential	12.15	11.39	11.68	11.40
Commercial	10.81	9.91	10.27	9.95
Industrial	9.19	8.42	8.66	8.50
Total	11.55	10.74	11.06	10.78

Average customer accounts (000's)
Residential	3,982	3,991	3,992	3,981
Commercial	502	497	501	493
Industrial	12	16	13	19
Other	4	4	4	4
Total	4,500	4,508	4,510	4,497

End of period customer accounts (000's)	December 2008	December 2007
Residential	3,981	3,992
Commercial	502	498
Industrial	12	16
Other	3	3
Total	4,498	4,509

1 Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.

	2008	Normal	2007
Three Months Ended December 31
Cooling degree-days	224	247	357
Heating degree-days	75	92	58
Twelve Months Ended December 31
Cooling degree-days	1,807	1,658	1,868
Heating degree-days	178	300	200

Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature.